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Exhibit 23(b)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 3, 2005, relating to the financial statements and financial statement schedule of Northern States Power Company-Minnesota (a Minnesota corporation) and Subsidiaries appearing in the Annual Report on Form 10-K for Northern States Power Company-Minnesota for the year ended December 31, 2004, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/  DELOITTE & TOUCHE LLP

Minneapolis, Minnesota
March 22, 2005

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM